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STREAM COMMUNICATIONS NETWORK, INC.

P.O. Box 20
Suite 1020 – 400 Burrard Street
Vancouver, B.C.  V6C 3A6
604-669-2826 (Telephone)
604-669-2836 (Fax)

NOTICE OF ANNUAL GENERAL MEETING
_______________________________________________________________

Notice is hereby given that the Annual General Meeting (the “Meeting”) of the shareholders of Stream Communications Network, Inc. (the “Company”) will be held on June 30, 2003 at Commerce Place, Suite 1020, 400 Burrard Street, Vancouver, British Columbia, V6C 3A6, at the hour of 10 a.m. (Vancouver time) for the following purposes:

1.

To receive and consider the Report of the Directors to the Members.

2.

To receive and consider the financial statements of the Company, together with the auditor’s report thereon for the fiscal year ended December 31, 2002.

3.

To consider and, if fit, to approve an ordinary resolution to set the number of directors at five (5).

4.

To elect directors to hold office until the next annual general meeting of the Company.

5.

To appoint PriceWaterhouseCoopers as auditors for the Company to hold office until he next annual general meeting of the Company.

6.

To authorize the directors to fix the remuneration to be paid to the auditor for the Company.

7.

To consider and approve by ordinary resolution an amendment to the Company’s Articles, as detailed in the accompanying Information Circular.

8.

To consider and approve by ordinary resolution an amendment to the Company’s Stock Option Plan to increase the number of shares that may be issued under the Plan, as more particularly described in the accompanying Information Circular.

9.

To consider such other business as may properly be brought before the meeting.

Accompanying this Notice is an Information Circular and a form of Proxy.

Shareholders unable to attend the Meeting in person should read the notes to the enclosed Proxy and complete and return the Proxy to the Company’s Registrar and Transfer Agent, Computershare Trust Company of Canada, or at the Meeting, within the time required by, and to the location set out in, the notes to the Proxy.

The enclosed Proxy is solicited by management of the Company and you may amend it, if you wish, by inserting in the space provided the name of the person you wish to represent you as proxyholder at the Meeting.

DATED at Vancouver, British Columbia, this 6th day of June, 2003.

BY ORDER OF THE BOARD

"Stanislaw Lis"

President